Exhibit 10.20
In this Exhibit 10.20, the notation “[* * *]” identifies certain information that has been excluded because it is both not material and is the type that the registrant treats as private or confidential.

12 December 2023
PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A.
as Receivables Manager and Seller
PAYPAL UK LTD
as Receivables Manager
ALPS PARTNERS S.À R.L.
as Purchaser
BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED
as Security Agent
AVEGA S.À R.L.
as Back-Up Receivables Manager Facilitator
ALPS PARTNERS (HOLDING) S.À R.L.
as Class C Lender

DEED OF AMENDMENT in relation to the Receivables Purchase Agreement and the Receivables Management Agreement

1.	Definitions and interpretation	3
2.	Amendment	3
3.	Representations and Warranties	7
4.	Continuing obligations	8
5.	Incorporation of terms	8
6.	Further assurance	8
7.	The Security Agent	8
8.	Counterparts	9
9.	Law and jurisdiction	9
THIS DEED (this Deed) is dated 12 December 2023 and made between:
(1)    PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of the Grand Duchy of Luxembourg (Luxembourg), having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B118.349, acting through and represented by its managing general partner PayPal (Europe) S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B127.485 (a Receivables Manager and the Seller);
(2)    PAYPAL UK LTD, a private limited company incorporated under the laws of England and Wales (registered number 14741686), having its registered office at Whittaker House, Whittaker Avenue, Richmond-Upon-Thames, Surrey, United Kingdom, TW9 1EH (a Receivables Manager);
(3)    ALPS PARTNERS S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, with its registered office at 2, rue Edward Steichen, L- 2540 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B277050, and subject, as an unregulated securitisation undertaking (organisme de titrisation), to the Luxembourg act dated 22 March 2004 on securitisation, as amended (the Securitisation Act 2004) (the Purchaser);
(4)    BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, acting through its office at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom (in its capacity as security agent for the Secured Creditors, the Security Agent which expression shall include such company and all other persons or companies for the time being acting as the security agent or security agents under the Security Documents);
(5)    AVEGA S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, Luxembourg having its registered office at 2, rue Edward Steichen, L-2540 Luxembourg and registered with the Luxembourg trade and companies register under number B123099 (the Back-Up Receivables Manager Facilitator); and
(6)    ALPS PARTNERS (HOLDING) S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, with its registered office at 2, rue Edward Steichen, L- 2540 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B276993 (the Class C Lender), together, the Parties and each a Party.
Recitals:
(A)    The Parties have entered into a receivables purchase agreement dated 16 June 2023 pursuant to which the Seller agrees to sell and the Purchaser agrees to purchase the Seller’s whole right, title, interest and benefit in certain receivables and their related rights (the Original Receivables Purchase Agreement).
(B)    The Parties have entered into a receivables management agreement dated 16 June 2023 pursuant to which the Seller in its capacity as Receivables Manager has agreed to provide loan administration duties with respect to the Purchased Receivables comprising the Portfolio from time to time (the Original Receivables Management Agreement).
(C)    Pursuant to a deed of amendment and restatement dated 13 October 2023, the Original Receivables Purchase Agreement and the Original Receivables Management Agreement were amended and restated as set out therein (the Amended and Restated Receivables Purchase Agreement and the Amended and Restated Receivables Management Agreement respectively).
(D)    Pursuant to a deed of accession dated 31 October 2023, PayPal UK Ltd became a party to the Amended and Restated Receivables Purchase Agreement and the Amended and Restated Receivables Management Agreement as an Additional Receivables Manager.
(E)    Pursuant to a deed of amendment dated 14 November 2023, the Amended and Restated Receivables Purchase Agreement was amended as set out therein.
(F)    The Parties now wish to amend further the Receivables Purchase Agreement and the Receivables Management Agreement in accordance with the terms of this Deed.
(G)    The Security Agent is entering into this Deed on the instructions of (i) the Instructing Creditors (as defined in the Master Framework Agreement) pursuant to and in accordance with an instruction letter dated on or about the date hereof; and (ii) the Class C Lender pursuant to and in accordance with Clause 7 of this Deed.

IT IS AGREED as follows:
1.    Definitions and interpretation
1.1    Definitions
In this Deed:
Effective Date means the date of this Deed;
Receivables Management Agreement means the Amended and Restated Receivables Management Agreement; and
Receivables Purchase Agreement means the Amended and Restated Receivables Purchase Agreement, as further amended on 14 November 2023.
1.2    Incorporation of defined terms
Capitalised terms in this Deed shall, except where the context otherwise requires or where otherwise defined in this Deed, have the meanings given to them in Schedule 22 (Definitions) of the Receivables Purchase Agreement or Schedule 9 (Definitions) of the Receivables Management Agreement, as appropriate, and this Deed shall be construed in accordance with the principles of construction set out in Clause 1 (Definitions and Interpretation) of the Receivables Purchase Agreement.
1.3    Designation as Transaction Document
Each of the Parties designates this Deed as a Transaction Document.
2.    Amendment
2.1    With effect from the Effective Date and in accordance with Clause 29 (Amendments and Waivers) of the Receivables Purchase Agreement, the Receivables Purchase Agreement shall be amended as follows:
(a)    Clause 2.9 of the Receivables Purchase Agreement shall be amended as follows (the words in strikethrough text are to be deleted from the clause and the words in bold underlined text are to be inserted into the clause):
“The Seller agrees that, from and after the first Sale Notice Date during the Commitment Period save with respect to [* * *]:
(a)    at any time when the Available Commitment is greater than Euro Equivalent [* * *], it will on each Sale Notice Date offer to sell all Eligible Receivables originated during the Commitment Period (and not previously sold to the Purchaser) to the Purchaser, in the amount necessary to enable the Available Commitment to be reduced to zero after giving effect to their purchase, or until all such offered Eligible Receivables are purchased by the Purchaser, whichever is the limiting condition provided that (i) the Seller shall not be required to make any offers to sell Receivables in the ~~week~~

weeks commencing [* * *]~~and~~ (ii) the Seller shall not be required to make an offer to sell a Receivable if the Purchase Price for such Receivable is calculated as zero or a negative amount, and (iii) the Seller shall not be required to make any offers to sell [* * *]; and
(b)    at any time during the Commitment Period, it will not, and it will procure that none of its Affiliates shall, offer or agree to sell any Eligible Receivables to any party other than the Purchaser, provided that at any time, the Seller and/or any of its Affiliates shall be entitled to sell any Receivable to any other party where either: (i) such Receivable cannot be sold to the Purchaser at the relevant time under this Clause 2 because at that time such Receivable did not satisfy the Eligibility Criteria and any applicable Eligibility Criteria have not been agreed to be waived by both the Purchaser and the Seller (except that the Seller and the Purchaser agree that paragraphs (9) and (10) of the Eligibility Criteria cannot be waived or otherwise amended); (ii) the Seller is not permitted to sell such Receivable at such time to the Purchaser as a result of the Purchase Condition set out in Clause 2.6(d) and the Seller has requested a waiver of the applicable Concentration Limit(s) and such Concentration Limit(s) have not been waived within 15 Business Days of such request; or (iii) subject to Clause 2.10, the relevant Receivable cannot be sold to the Purchaser at such time as a result of the Purchase Condition set out in Clause 2.6(e) not being satisfied.”;
(b)    Clause 7.8 of the Receivables Purchase Agreement shall be amended as follows (the words in strikethrough text are to be deleted from the clause):
[* * *]
(c)    The definition of “[* * *]” in Schedule 22 (Definitions) shall be amended as follows (the words in strikethrough text are to be deleted from the clause and the words in bold underlined text are to be inserted into the clause):
[* * *]
(d)    The definition of “[* * *]” in Schedule 22 (Definitions) shall be amended as follows (the words in strikethrough text are to be deleted from the clause and the words in bold underlined text are to be inserted into the clause):
[* * *] and
(e)    A new paragraph 27 shall be inserted into Schedule 14 (Eligibility Criteria) as follows:
“27. As at its Sale Notice Date, the Receivable does not have a zero balance and as at its Sale Time, the Receivable will not have a zero balance.”.
2.2    With effect from the Effective Date and in accordance with Clause 22 (Amendments and Waivers) of the Receivables Management Agreement, the Receivables Management Agreement shall be amended as follows:

(a)    Clause 7.1 shall be amended as follows (the words in bold underlined text are to be inserted into the clause):
“The Receivables Manager shall deliver to the Purchaser the Receivables Management Report (including, for the avoidance of doubt, data tapes) on or before each Monthly Reporting Date. The Receivables Manager will transmit the Receivables Management Report to the Purchaser, the Cash Manager, the Security Agent (if requested), the Back-Up Receivables Manager Facilitator (if requested), the Class C Lender, the Class A Facility Agent and the Class B Facility Agent no later than by 10.00 a.m. (London time) on the Monthly Reporting Date. The Purchaser, the Cash Manager, the Security Agent, the Class A Facility Agent and the Class B Facility Agent may transmit the Receivables Management Report to the Class A Facility Providers and the Class B Facility Providers. In addition, the Receivables Manager shall, if requested by the Purchaser and provided that [* * *] or such other agent has given confidentiality undertakings equivalent to those contained in this Agreement and has information security arrangements satisfactory to the Receivables Manager, provide a copy of the Receivables Management Report to [* * *] or to such other agent as may be appointed by the Purchaser to enable the Purchaser to satisfy its reporting requirements under the UK Securitisation Regulation and the EU Securitisation Regulation.”;
(b)    Clause 9.7 shall be amended as follows (the words in bold underlined text are to be inserted into the clause):
[* * *]
(c)    Clause 9.8(c) shall be amended as follows (the words in bold underlined text are to be inserted into the clause):
[* * *]
3.    Representations and Warranties
3.1    On the Effective Date the Seller makes the representations and warranties in the form set out in Part B of Schedule 2 (Seller Representations) to the Receivables Purchase Agreement to the Purchaser and the Security Agent.
3.2    On the Effective Date the Purchaser makes the representations and warranties in the form set out in Part C of Schedule 2 (Purchaser Representations) to the Receivables Purchase Agreement to the Seller and the Security Agent.
3.3    On the Effective Date each Receivables Manager makes the representations and warranties in the form set out in Clause 14 (Representations and Warranties) of the Receivables Management Agreement to the Purchaser and the Security Agent.
3.4    For the purposes of this Clause 3, references to the “Transaction Documents” in Part B of Schedule 2 (Seller Representations) to the Receivables Purchase Agreement, Part C of Schedule 2 (Purchaser

Representations) to the Receivables Purchase Agreement or Clause 14 (Representations and Warranties) of the Receivables Management Agreement shall be construed to include this Deed, the Receivables Purchase Agreement (immediately prior to its amendment pursuant to this Deed), the Receivables Management Agreement (immediately prior to its amendment pursuant to this Deed), the Receivables Purchase Agreement (as amended pursuant to this Deed) and the Receivables Management Agreement (as amended pursuant to this Deed).
4.    Continuing obligations
4.1    The provisions of the Receivables Purchase Agreement, the Receivables Management Agreement and other Transaction Documents shall, save as amended by this Deed, continue in full force and effect and nothing in this Deed shall constitute or be construed as an amendment, waiver or compromise of any other term or condition of the Transaction Documents or any of the Parties’ rights in relation to them which for the avoidance of doubt shall continue to apply in full force and effect.
4.2    References in the Receivables Purchase Agreement or in any other Transaction Document (other than in Clause 3.4 of this Deed) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “hereunder” and expressions of similar import shall, on and from the Effective Date, be deemed to be references to the Receivables Purchase Agreement (as amended pursuant to this Deed).
4.3    References in the Receivables Management Agreement or in any other Transaction Document (other than in Clause 3.4 of this Deed) to “the Receivables Management Agreement”, “this Deed”, “hereof”, “hereunder” and expressions of similar import shall, on and from the Effective Date, be deemed to be references to the Receivables Management Agreement (as amended pursuant to this Deed).
4.4    Each of the Parties hereto acknowledges and agrees that the amendments effected pursuant to this Deed have been effected in accordance and compliance with the relevant provisions in the Receivables Purchase Agreement or the Receivables Management Agreement (as applicable) (and that they shall be estopped from asserting otherwise after the Effective Date).
5.    Incorporation of terms
The provisions of Clauses 26 (Confidentiality), 29 (Amendments and waivers), 31 (Notices), 32 (Bail-In), 33 (Third Party Rights), 34 (Severability) and 36 (Limited Recourse and Non-Petition) of the Receivables Purchase Agreement shall be incorporated into this Deed as if set out in full in this Deed and as if references in those clauses to “this Agreement” are references to this Deed.
6.    Further assurance
The Parties hereto agree that they will co-operate fully to (and the Purchaser will use best efforts to provide relevant information and support to the Seller and each Receivables Manager such that the Seller and each Receivables Manager shall) do all such further acts and things and execute any further documents that may be necessary or desirable to give full effect to the transactions contemplated by this Deed (but subject always to the provisions of Clauses 8 (Notification of Sales) and 27 (Data Protection) of the Receivables Purchase Agreement).

7.    The Security Agent
7.1    Class C Lender direction to Security Agent
The Class C Lender hereby authorises and directs the Security Agent to execute this Deed in order to effect the amendment of the Receivables Purchase Agreement and the Receivables Management Agreement in accordance with this Deed and to take any action as may be necessary in connection with, or in order to give effect to this Deed including, without limitation, consenting to the Purchaser entering into this Deed.
7.2    Discharge and exoneration of the Security Agent’s liability in relation to this Deed
The Class C Lender discharges and exonerates the Security Agent from any and all liability for which it may or may have become responsible under the Transaction Documents in connection with this Deed (including but not limited to the execution by the Security Agent and the Purchaser of this Deed).
7.3    Waiver of any claim against the Security Agent
The Class C Lender irrevocably waives any claim that it may have against the Security Agent arising as a result of any loss or damage which it may suffer or incur as a result of the Security Agent acting upon the direction in Clause 7.1 (Class C Lender direction to Security Agent) (including but not limited to circumstances where it is subsequently found that the direction in Clause 7.1 (Class C Lender direction to Security Agent) is not valid or binding) and the Class C Lender further confirms that it will not seek to hold the Security Agent liable for any such loss or damage.
7.4    Indemnity in favour of Security Agent
The Class C Lender expressly agrees and undertakes to indemnify and hold harmless the Security Agent from and against all losses, liabilities, damages, costs, charges and expenses which may be suffered or incurred by it as a result of any claims (whether or not successful, compromised or settled), actions, demands or proceedings brought against the Security Agent and against all losses, costs, charges or expenses (including legal fees) which the Security Agent may suffer or incur which in any case arise as a result of the Security Agent acting in accordance with the direction in Clause 7.1 (Class C Lender direction to Security Agent) and the Transaction Documents.
7.5    Approval of every modification in respect of the rights of the Class C Lender necessary to give effect to this Deed
The Class C Lender approves every modification and amendment (and the implementation thereof) in respect of their rights relating to the Transaction Documents resulting from or to be effected by the modifications, authorisations and determinations referred to in the direction in Clause 7.1 (Class C Lender direction to Security Agent).
8.    Counterparts
This Deed may be executed in any number of counterparts and by each Party on single counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Deed by e-mail shall be an effective mode of delivery.

9.    Law and jurisdiction
9.1    Governing law
This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by, and interpreted in accordance with, English law.
9.2    The English courts shall have exclusive jurisdiction in relation to all disputes arising out of or in connection with this Deed (including claims for set-off and counterclaims), including disputes arising out of or in connection with: (i) the creation, validity, effect, interpretation, performance or non-performance of, or the legal relationships established by, this Deed; and (ii) any non-contractual obligations arising out of or in connection with this Deed. For such purposes, each Party irrevocably submits to the jurisdiction of the English courts and waives any objection to the exercise of such jurisdiction.

SIGNATURES
IN WITNESS of which this Deed has been executed and delivered by the Parties to it on the date stated on the first page of this Deed.
Receivables Manager and Seller
Executed as a DEED        )
for and on behalf of        )
PAYPAL (EUROPE) S.À.R.L. ET CIE, S.C.A.    )
acting through and represented by its managing general partner PayPal (Europe) S.à r.l.
By:
/s/ Fabrice Borsello
Authorised Signatory

Receivables Manager

Executed as a DEED            )
by PAYPAL UK LTD            )
by a director in the presence         )
of the specified witness            )
Signed: /s/ Sean Byrne
Print name: Sean Byrne
Director
Witness
Signed: /s/ Elaine Dong
I confirm that the above-named signatory has executed this document in my presence.
Print name: Elaine Dong
Address: Whittaker House, Whittaker Avenue, Richmond-Upon-Thames, Surrey, TW9 1EH England

The Purchaser
Executed as a DEED        )
for and on behalf of        )
ALPS PARTNERS S.À R.L.    )
By:
/s/ Thomas Weber
Name: Thomas Weber
Title: Manager

The Security Agent
Executed as a DEED                        )
for and on behalf of                         )
BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED    )
acting by two of its lawful Attorneys, in its capacity as Security Agent:

Attorney: /s/ Vyacheslav Egvel
     Vyacheslav Egvel
     Authorised Signatory

Attorney: /s/ Agnieszka Gozdz
 Agnieszka Gozdz
     Authorised Signatory

in the presence of:

Witness name: Alexander Braunleder

Signature: /s/ Alexander Braunleder

Address: The Bank of New York Mellon, 160 Queen Victoria Street, London EC4V 4LA

The Back-Up Receivables Manager Facilitator
Executed as a DEED        )
for and on behalf of        )
AVEGA S.À R.L.        )
By:
/s/ Thomas Weber
Name: Thomas Weber
Title: Manager

The Class C Lender
Executed as a DEED        )
for and on behalf of        )
ALPS PARTNERS (HOLDING) S.À R.L.    )
By:
/s/ Thomas Weber
Name: Thomas Weber
Title: Manager